Exhibit 99.2

Social Technologies Group, Inc. and Social Technologies, LLC

Combined Financial Statements (Unaudited)

September 30, 2008

Social Technologies Group, Inc. and Social Technologies, LLC

Combined Balance Sheet (Unaudited)

September 30, 2008

ASSETS
Current Assets
Cash	$143,336
Accounts receivable	603,239

Total current assets	746,575

Property and equipment, net	192,900

Total assets	$939,475

LIABILITIES AND STOCKHOLDER AND MEMBER’S DEFICIT
Current Liabilities
Lines of credit, banks	$74,000
Accounts payable and accrued expenses	203,506
Deferred revenue	1,220,746
Current portion of line of credit	111,226
Current portion of capital lease obligations	58,145

Total current liabilities	1,667,623

Line of credit, less current portion	488,774
Capital lease obligations, less current portion	57,116

Total liabilities	2,213,513

Commitments and Contingencies

Stockholder and Member’s Deficit
Common stock, no par value; 1,500 shares authorized, issued and outstanding	1,500
Accumulated deficit	(468,377)
Member’s deficit	(807,161)

Total stockholder and member’s deficit	(1,274,038)

Total liabilities and stockholder and member’s deficit	$939,475

The accompanying notes are in integral part of the unaudited combined financial statements.

Social Technologies Group, Inc. and Social Technologies, LLC

Combined Statement of Operations (Unaudited)

For the Nine Months Ended September 30, 2008

Revenue
Consulting services	$2,152,631
Subscription services	674,864
Other revenue	97,556

2,925,051
Operating Expenses
Direct costs of consulting services	388,533
Salaries and related	2,428,735
Marketing and advertising	246,640
General and administrative	463,471

3,527,379

Loss from Operations	(602,328)

Other Expense
Interest expense	(25,714)
Other income, net	1,042

Net Loss	$(627,000)

The accompanying notes are in integral part of the unaudited combined financial statements.

Social Technologies Group, Inc. and Social Technologies, LLC

Combined Statement of Stockholder and Member’s Deficit (Unaudited)

For the Nine Months Ended September 30, 2008

	Social Technologies Group, Inc.			Social Technologies LLC		Total Stockholder & Member’s Deficit
	Shares	Common Stock	Accumulated Deficit	Member’s Deficit	Member’s Advances
Balances, December 31, 2007	1,500	$1,500	$(163,626)	$(366,015)	$(266,448)	$(794,589)
Repayment of member advances	—	—	—	—	147,551	147,551
Forgiveness of member advances	—	—	—	(118,897)	118,897	—
Net loss	—	—	(304,751)	(322,249)	—	(627,000)

Balances, September 30, 2008	1,500	$1,500	$(468,377)	$(807,161)	$—	$(1,274,038)

The accompanying notes are in integral part of the unaudited combined financial statements.

Social Technologies Group, Inc. and Social Technologies, LLC

Combined Statement of Cash Flows (Unaudited)

For the Nine Months Ended September 30, 2008

Cash Flows from Operating Activities
Net loss	$(627,000)
Adjustments to reconcile net loss to net cash flows from operating activities:
Depreciation	37,869
Changes in operating assets and liabilities:
Accounts receivable	225,806
Prepaid expenses and other current assets	60,459
Accounts payable and accrued expenses	(12,013)
Deferred revenue	(6,807)

Net cash flows from operating activities	(321,686)

Cash Flows from Investing Activities
Purchase of property and equipment	(3,089)

Net cash flows from investing activities	(3,089)

Cash Flows from Financing Activities
Repayment advances to member	147,551
Repayment of capital lease obligations	(36,181)
Net borrowings on bank lines of credit	74,000

Net cash flows from financing activities	185,370

Net decrease in cash	(139,405)
Cash, beginning of the year	282,741

Cash, end of the year	$143,336

Supplemental Disclosure of Cash Flow Information
Cash paid for income taxes	$—

Cash paid for interest	$28,796

Noncash Investing and Financing Transactions

During the nine months ended September 30, 2008, the Company acquired approximately $70,000 of property and equipment through capital lease obligations.

During the nine months ended September 30, 2008, the Company forgave approximately $119,000 in member advances.

The accompanying notes are in integral part of the unaudited combined financial statements.

Social Technologies Group, Inc. and Social Technologies, LLC

Notes to Unaudited Combined Financial Statements

1.	Nature of Business

Interim Financial Information:

The combined financial information for Social Technologies Group, Inc. and Social Technologies, LLC as of September 30, 2008 and for the nine month period then ended is unaudited, but includes all adjustments (consisting only of normal recurring accruals), which, in the opinion of management are necessary in order to make the combined financial statements not misleading at such dates and for those periods. These combined financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and, therefore, do not include all information and notes required by accounting principles generally accepted in the United States of America for complete combined financial statements. These combined financial statements should be read in conjunction with the combined audited financial statements and related notes included in the Company’s financial statements for the year ended December 31, 2007 included in Exhibit 99.1 to this Current Report on Form 8-K/A. Operating results for the nine months ended September 30, 2008 are not necessarily indicative of the results that may be expected for the entire year.

The Company:

The combined financial statements include the consolidated accounts of Social Technologies, LLC and its wholly owned subsidiaries, Social Technologies UK Ltd. and Social Technologies Israel Ltd., as well as the accounts of Social Technologies Group, Inc., an entity related through common control. The combined entities will hereafter be referred to as the “Company” or “STG.” Significant intercompany accounts and transactions have been eliminated.

Social Technologies Group, Inc. was incorporated under the laws of Delaware on May 14, 2007. Social Technologies LLC was incorporated in Virginia on September 28, 1999 and is a global research and consulting firm specializing in the integration of foresight, strategy, and innovation and also designs, develops, markets and supports proprietary software products. Social Technologies UK Ltd. and Social Technologies Israel Ltd. were incorporated on July 2, 2007 and February 1, 2008, respectively, and has minimal activities. The Company’s corporate headquarters are located in Washington D.C.

On October 9, 2008, Social Technologies Group, Inc. acquired 100% of Social Technologies, LLC. As a result of this acquisition, and the merger described below, the Company determined that combined financial statements would be a more meaningful presentation of the September 30, 2008 financial statements.

On September 10, 2008, the Company entered into a Stock Exchange Agreement with UTEK Corporation (“UTEK”), pursuant to which UTEK agreed to purchase the Company. On October 10, 2008, pursuant to the stock exchange agreement with UTEK, the Company was acquired for potentially 998,027 shares of UTEK unregistered common stock valued at approximately $10.2 million as of such date. Under the terms of the agreement, STG stockholders received one half, or 499,013 of the UTEK shares worth approximately $5.1 million at closing. Transfer of the 499,013 UTEK unregistered shares is restricted for at least 12 months following the close of the transaction. The remaining UTEK shares are held in escrow, to be released in three installments, 12, 24 and 36 months after closing. Delivery of the escrowed shares to STG stockholders is dependent on the achievement of specific revenue targets for the three years following the closing. If such targets are not met, a portion of the escrowed shares will be returned to UTEK.

2.	Significant Accounting Policies

Revenue Recognition:

The Company’s revenues consist primarily of consulting services and subscription services. Consulting revenue is derived from the sale of services in technology foresight, forecasting, scenario playing, vision, creativity and leadership, as well as the sale of services to provide for the design, development and implementation of custom software applications. Subscription services are derived from the sale of Futures Consortium, Global Lifestyles and Technology Foresight management products that are sold on a subscription basis. These management products are web-based knowledge databases that allow customers access to the databases to analyze trends in different technologies.

Consulting services revenue is recognized when all the deliverables associated with the consulting contract have been provided to the customer. Vendor specific objective evidence is not available to allocate among the respective deliverables. Accordingly, the Company recognizes revenue at the point when all the deliverables have been provided to the customer.

Subscription revenues are recognized on a contractual basis, generally on an annual basis. These fees are generally collected in advance of the subscription period and the revenue is recognized ratably over the respective months, as services are provided.

Before the Company recognizes revenue, the following criteria must be met:

1.	Evidence of a financial arrangement or agreement must exist between the Company and its customer. Purchase orders, signed contracts, or electronic confirmation are three examples of items accepted by the Company to meet this criterion.

2.	Delivery of the products or services must have occurred. The Company treats either physical or electronic delivery as having met this requirement. The Company offers a 60-day free trial on beginning a subscription engagement and revenue is not recognized during this time. After the free trial ends the Company recognizes revenue ratably over the subscription period.

3.	The price of the products or services is fixed and measurable.

4.	Collectability of the sale is reasonably assured and receipt is probable. Collectability of a sale is determined on a customer-by-customer basis. Typically the Company sells to large corporations which have demonstrated an ability to pay.

Direct Costs of Consulting Services and Subscription Services

Direct costs of consulting services consist primarily of consulting salaries and various engineering and design costs associated with consulting services. The Company expenses these costs as incurred, as the Company has no formal process for tracking these costs. Databases are developed from information obtained from providing consulting services and therefore have minimal costs.

Property and Equipment:

Property and equipment are stated at cost. The Company capitalizes all furniture and fixtures and computers and office equipment of $500 or more. Expenditures for repairs and maintenance are expensed as incurred. Depreciation is recorded using the straight-line method over estimated useful lives ranging from three to seven years. When property and equipment is sold or otherwise disposed of, the asset account and related accumulated depreciation account are relieved, and any gain or loss is included in operations.

Advertising:

Advertising costs are expensed when incurred. Advertising expense for the nine months ended September 30, 2008 was approximately $3,600.

Income Taxes:

Social Technologies Group, Inc., with the consent of its stockholder, has elected to be subject to the S corporation provisions of the Internal Revenue Code. Accordingly, all income and applicable tax credits are reported on the individual income tax returns of the stockholder of the Company.

Social Technologies, LLC, with the consent of the member, has elected under the internal revenue code to be treated as a limited liability company. As a result, the member is personally taxed on his distributive share of Social Technologies, LLC’s income, whether or not that income is actually distributed. Therefore, the combined financial statements do not include any provision for income taxes of Social Technologies Group, Inc. and Social Technologies, LLC for the nine months ended September 30, 2008.

Fair Value of Financial Instruments:

At September 30, 2008, the carrying value of the Company’s financial instruments approximates fair value due to the short-term nature of the assets and liabilities.

Concentration of Credit Risk:

Financial instruments that potentially subject the Company to a concentration of credit risk consist principally of cash and accounts receivable. The Company maintains cash account balances with major financial institutions in the United States, which at certain times exceed federally insured limits for accounts in the United States. Deposits with these institutions may be redeemed on demand, and therefore, bear minimal risk. The Company generally does not require collateral on accounts receivable, as a majority of the Company’s customers are large, well-established companies. The Company provides reserves for credit losses for all accounts past 90 days. Credit losses have historically been minimal. The Company does not believe that an allowance for doubtful accounts is necessary as of September 30, 2008.

The Company had two major customers during 2008. Major customers (those generating greater than 10% of annual revenues) accounted for approximately 33% of the Company’s sales during the nine months ended September 30, 2008. In addition, the Company had concentrations in accounts receivable at September 30, 2008. Major customer receivables (those comprising greater than 10% of total receivables) accounted for approximately 70% of accounts receivable at September 30, 2008.

Accounting for Impairment of Long-Lived Assets:

The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets held and used is measured by comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment charge is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of their carrying amount or fair value less cost to sell. The Company had no impairment charges for the nine months ended September 30, 2008.

Use of Estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities, and reported amounts of revenues and expenses in the financial statements and accompanying notes. Accordingly, actual amounts could differ from those estimates.

3.	Property and Equipment

Property and equipment consist of the following at September 30, 2008:

Computers and equipment	$312,566
Furniture and fixtures	14,927

327,493
Less accumulated depreciation and amortization	(134,593)

$192,900

The above property and equipment is collateralizing the $600,000 line of credit (see Note 6).

4.	Lines of Credit, Banks

The Company has a $25,000 unsecured revolving bank line of credit, payable in monthly installments of interest at the prime rate plus 2.74% (7.74% at September 30, 2008) and principal is due on demand. The balance on this bank line of credit was $25,000 as of September 30, 2008.

The Company has a $50,000 unsecured revolving line of credit with another bank, payable in monthly installments of interest at the prime rate plus 3.00% (8.00% at September 30, 2008) and principal is due on demand. The balance on this bank line of credit was $49,000 as of September 30, 2008.

5.	Deferred Revenue

Deferred revenue consisted of the following at September 30, 2008:

Consulting services	$816,880
Software subscription	403,866

$1,220,746

6.	Line of Credit

At September 30, 2008, the Company had a $600,000 revolving bank line of credit, payable in monthly installments of interest at the prime rate plus 0.25% (5.25% at September 30, 2008). This line of credit is guaranteed by the Company’s stockholder and is secured by substantially all assets of the Company. On October 20, 2008, in connection with the stock exchange agreement with UTEK as described in Note 1, this line of credit was refinanced as long-term debt over a four-year term. Accordingly, the Company is presenting the line of credit as a long-term and short-term obligation as of September 30, 2008. Payments of principal and interest at 7.09% are due in monthly installments of $14,420 beginning December 6, 2008. Subsequent to the refinancing, the debt is secured by UTEK.

Payments required for the next five years on the line of credit balance as of September 30, 2008 reflecting the refinancing described above are as follows:

For the years ending September 30,
2009	$111,226
2010	142,543
2011	153,135
2012	164,513
2013	28,583

600,000
Less current portion	(111,226)

$488,774

6.	Capital Leases

The Company had the following capital lease obligations at September 30, 2008:

Capital lease on computer equipment, due in monthly installments of $976 through May 2009, imputed interest rates of 6.9%	$6,299
Capital lease on computer equipment, due in monthly installments of $137 through May 2009, imputed interest rates of 7.0%	1,572
Capital lease on computer equipment, due in monthly installments of $909 though Sept 2009, imputed interest rates of 13.0%	9,377
Capital lease on computer equipment, due in monthly installments of $1,289 through June 2010, imputed interest rates of 9.6%	24,840
Capital lease on computer equipment, due in monthly installments of $424 through July 2010, imputed interest rates of 9.6%	8,517
Capital lease on computer equipment, due in monthly installments of $1,214 through August 2011, imputed interest rates of 9.2%	37,147
Capital lease on computer equipment, due in monthly installments of $461 through Feb 2011, imputed interest rates of 13.8%	10,982
Capital lease on computer equipment, due in monthly installments of $735 through Nov 2010, imputed interest rates of 16.3%	16,527

115,261
Less current portion of capital lease obligations	(58,145)

$57,116

Maturities of capital leases at September 30, 2008 are as follows:

For the years ending September 30,
2009	$68,151
2010	44,825
2011	17,129

130,105
Less imputed interest	(14,844)

$115,261

Amortization expense related to capitalized leases is included in depreciation expense and was approximately $24,000 for the nine months ended September 30, 2008. Accumulated depreciation related to capital leases was approximately $68,000 at September 30, 2008. This amortized depreciation expense relates to approximately $195,000 of equipment purchased under capital lease agreements, all of which is still under capital lease at September 30, 2008.

7.	Advances to Member

Throughout 2008 and 2007, the Company made cash advances to and from the sole member of Social Technologies, LLC. The net advances during 2008 resulted in a net cash repayment of approximately $147,000, and as of September 30, 2008 all remaining advances of approximately $119,000 were forgiven. There were no formalized repayment terms or interest rate and the advances were unsecured.

8.	Commitments and Contingencies

Employee Benefit Plan:

The Company offers an employee benefit plan under Benefit Plan Section 401(k) of the Internal Revenue Code. Employees who have attained the age of 18 are eligible to participate. The Plan was amended in 2007 to provide that employees would receive a safe harbor employer nonelective contribution equal to 3% of each eligible employee’s compensation. This Plan was terminated subsequent to September 30, 2008 as a result of the stock exchange agreement described in Note 1, and in connection therewith, the Company elected not to provide the safe harbor contribution in 2008. Therefore, there was no related 401(k) expense during the nine months ended September 30, 2008.

Operating Leases:

The Company leases office space and equipment under non-cancelable operating lease agreements that expire through August 2009. The office lease in Washington D.C. requires the Company to pay monthly rent subject to annual increases based on the consumer price index, plus certain operating expenses. Rent expense for all operating leases was approximately $86,000 for the nine months ended September 30, 2008.

Future minimum lease payments under the non-cancelable leases are approximately $73,000 for the year ending September 30, 2009.